USALLIANZ VARIABLE INSURANCE
                                 PRODUCTS TRUST
                         PORTFOLIO MANAGEMENT AGREEMENT



         AGREEMENT, made this 18th day of November, 2002 by and among USAllianz Advisers, LLC (the "Manager"), USAllianz Variable Insurance Products Trust (the "Trust") and Prudential Investment Management, Inc. (the "Portfolio Manager").

         WHEREAS, the Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

         WHEREAS, the Manager has been appointed by the Trust, pursuant to an investment management agreement dated April 27, 2001 ("Investment Management Agreement"), to act as investment manager to the Trust with respect to certain series ("Sub-Advised Funds");

         WHEREAS, the Manager wishes to retain the Portfolio Manager to render portfolio management services to the Trust with respect to the portfolio(s) set forth in Schedule A hereto (the "Fund(s)") and the Portfolio Manager is willing to furnish such services;

         WHEREAS, the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Manager, the Trust and the Portfolio Manager as follows:

1. AUTHORIZATION OF USE OF SUBADVISERS. The Trust hereby authorizes the Manager, subject to approval in each case by the Trustees of the Trust, to retain one or more subadvisers for the Fund, and to direct that such subadvisers shall exercise full discretion in furnishing investment advice to the Fund and arranging for the execution of portfolio transactions for the Fund, subject only to general oversight by the Manager and the Board of Trustees of the Trust. The Manager shall be responsible for monitoring, or arranging for others to monitor, compliance by the subadvisers with the investment policies and restrictions of the Fund and with such other limitations or directions as the Board of Trustees of the Trust may from time to time prescribe. The Manager shall report to the Board of Trustees of the Trust regularly at such times and in such detail as the Board may from time to time determine to be appropriate.

2. APPOINTMENT OF SUBADVISER. Pursuant to authority granted in Section 1 above and with the approval of the Trustees of the Trust (the "Trustees"), the Manager hereby appoints the Portfolio Manager to act as portfolio manager for the Fund for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

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3. PORTFOLIO MANAGEMENT DUTIES. Subject to the overall supervision of the
Trustees and the Manager, the Portfolio Manager is hereby granted full responsibility and discretion, with respect to the Fund for (a) the management of the assets of the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information ("SAI") included as part of the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time (the "Registration Statement"), copies of which shall be provided to the Portfolio Manager by the Manager; and (b) the placement of orders to purchase and sell securities for the Fund. At the request of the Manager, the Portfolio Manager shall report to the Trustees or Manager regularly at such times and in such detail as reasonably agreed to by the Manager and the Portfolio Manager. The Manager has herewith furnished the Portfolio Manager copies of the Fund's current Prospectus, SAI, Declaration, Bylaws and relevant operating procedures (collectively, "Documents") and agrees during the continuance of this Agreement to furnish the Portfolio Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until fifteen days subsequent to acknowledgement of receipt of such amendments or supplements by the Portfolio Manager, the Portfolio Manager will be fully protected and entitled to rely on the Documents most recently furnished to it by the Manager or the Trust.

         The Portfolio Manager further agrees that, in performing its duties hereunder, it will:

(a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

(b) use reasonable efforts to manage the Fund, and to coordinate its activities with the Manager, so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder, and will comply, and continue to comply, with the adequate diversification requirements of Section 817(h)(2) of the Code;

(c) place orders for the investment of the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or SAI with respect to the Fund and in accordance with applicable legal requirements. Specifically, in executing portfolio transactions and selecting broker-dealers, the Portfolio Manager will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Portfolio Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the size and difficulty in executing the order, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Portfolio Manager may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities and Exchange Act of 1934) provided to the Fund and/or other accounts over which the


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(a)
Portfolio Manager or an affiliate of the Portfolio Manager exercises investment discretion. The Portfolio Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction if, but only if, the Portfolio Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which the Portfolio Manager or an affiliate of the Portfolio Manager exercises investment discretion.

         Provided the investment objectives of the Fund and applicable law are adhered to, the Portfolio Manager may aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by the Portfolio Manager, including proprietary accounts and or with accounts of affiliates of the Portfolio Manager, in accordance with a formula believed to be equitable to each account, taking into consideration an advantageous selling or purchase price, brokerage commissions and other expenses, and beneficial timing of transactions, or a combination of these and other factors; (d) furnish to the Trust and the Manager whatever statistical information the Trust or the Manager may reasonably request with respect to the Fund or contemplated investments; keep the Manager and the Trustees informed of developments materially affecting the Fund's portfolio; and, on the Portfolio Manager's own initiative, furnish to the Trust or the Manager from time to time whatever information the Portfolio Manager believes appropriate for this purpose;

(e) make available to the Trust or the Manager during the normal course of business hours, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Trust's administrator (the "Administrator"), the Trust and the Manager in their compliance with applicable laws and regulations. The Portfolio Manager will furnish the Trustees or the Manager with such periodic and special reports regarding the Fund as the Trustees or the Manager may reasonably request;

(f) immediately notify the Trust and the Manager in the event that the Portfolio
Manager: (1) becomes aware that it is subject to a statutory disqualification that prevents the Portfolio Manager from serving as a portfolio manager pursuant to this Agreement; or (2) becomes aware that it is the subject of a material administrative proceeding or enforcement action by the SEC or other regulatory authority. The Portfolio Manager further agrees to notify the Trust and the Manager immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein respecting or relating to the Portfolio Manager that becomes untrue in any material respect;



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


(g) in making investment decisions with respect to the Fund, use no material non-public information that may be in its possession, nor will the Portfolio Manager seek to obtain any such information unless such use is in compliance with applicable law.

          Except as otherwise provided in this Agreement, the Portfolio Manager shall not be responsible hereunder for compliance monitoring, reporting or testing or for preparing or maintaining books and records for the Fund or otherwise providing accounting or pricing services to the Fund and such services shall be provided by others retained by the Fund. The Portfolio Manager shall have access to such reports and records to assist it in performing its services hereunder.

          The Portfolio Manager shall not be responsible for pursuing or defending legal causes of action that may be based on the purchase, sale or holding of a security by the Fund. The Portfolio Manager shall, however, provide notice to the Manager of any such potential claim which comes to the attention of the Portfolio Manager and provide reasonable cooperation to the Manager in any possible proceeding, provided that all expenses incurred in connection with such cooperation will be paid for by the Manager.

4. BANKING AND CUSTODY ACCOUNTS. In no event shall the Portfolio Manager have any power or authority or be required to provide or arrange for banking accounts for the Fund or to take custody of or otherwise hold money or assets on the Fund's behalf. The Portfolio Manager shall not be required to act as the registered holder of any investment or to provide or procure any custody or settlement services in connection with its services hereunder. The Fund has entered into one or more agreements with providers of banking and custody services (Custodians) whom the Fund will authorize to act upon instructions from properly authorized representatives of the Portfolio Manager, in connection with its services hereunder, directing the Custodian(s) to pay, deliver or receive cash and securities in settlement of transactions authorized by the Portfolio Manager on the Fund's behalf The Fund's agreement(s) with such Custodian(s) will require the Custodian(s) to settle all transactions directed by the Portfolio Manager on the Fund's behalf at the Fund's expense.

5. ALLOCATION OF CHARGES AND EXPENSES. The Portfolio Manager shall not be required to pay any expenses of the Trust or the Fund other than those specifically allocated to the Portfolio Manager in this Section 5. In particular, but without limiting the generality of the foregoing, the Portfolio Manager shall not be responsible for the following expenses of the Trust or the
Fund: organization and offering expenses of the Trust and the Fund (including out-of-pocket expenses, but not including the Portfolio Manager's overhead and employee costs); fees payable to or expenses of other portfolio managers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Trust or the Fund in connection with membership in investment company trade organizations; costs of insurance, including without limitation fidelity, directors/trustees and officers, and errors and omissions insurance; fees and expenses of the Trust's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the


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Trust or the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; other expenses in connection with the issuance, offering, distribution, redemption or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, SAIs, reports, notices and dividends to shareholders; costs of preparing, printing and filing documents with regulatory agencies; costs of stationery and other office supplies; expenses of any litigation or other extraordinary or nonrecurring events and expenses relating to the issuance, registration and qualification of the shares of the Fund; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Trust or the Fund) of officers, Trustees and employees of the Trust who are not interested persons of the Portfolio Manager; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Portfolio Manager to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust, or any committees thereof or advisory group thereto or other business of the Trust or the Fund.

         6. COMPENSATION. As compensation for the services provided and expenses assumed by the Portfolio Manager under this Agreement, the Manager, out of its fees from the Fund pursuant to the Advisory Agreement, will pay the Portfolio Manager at the end of each calendar month an investment management fee computed daily at an annual rate equal to the percentage of the Fund's average daily net assets specified in Schedule A hereto. The "average daily net assets" shall mean the average of the values placed on the net Fund assets as of the time at which, and on such days as, the Fund lawfully determines the value of its net assets in accordance with the prospectus or otherwise. The value of the net assets of the Fund, shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for the Fund is suspended for any particular business day, then for the purposes of this Section 6, the value of the net assets as last determined shall be deemed to be the value of the net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Portfolio Manager's compensation is payable pursuant to this section, then the Portfolio Manager's compensation payable at the end of such month shall be computed on the basis of the value of the net assets as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof with respect to the net assets on that day shall be deemed to be the sole determination thereof on that day with respect to the net Assets for the purposes of this Section 6. If the Portfolio Manager serves less than the whole of any period specified, its compensation will be prorated.


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



7. BOOKS AND RECORDS. The Portfolio Manager agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section and those rules and legal provisions. The Portfolio Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31 a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request; provided, however, that the Portfolio Manager may retain a copy of such records. The Portfolio Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust and the Fund are being conducted in accordance with applicable laws and regulations.

8. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Portfolio Manager shall exercise its best judgment in rendering the services provided by it under this Agreement. The Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Portfolio Manager against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Portfolio Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence. As used in this Section 8, the term "Portfolio Manager" shall include any officers, directors, employees or other affiliates of the Portfolio Manager performing services with respect to the Trust or the Fund.

9. SERVICES NOT EXCLUSIVE. It is understood that the services of the Portfolio Manager are not exclusive, and that nothing in this Agreement shall prevent the Portfolio Manager or any of its affiliates from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of the Fund or another series of the Trust) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Portfolio Manager's ability to meet its obligations to the Trust, the Manager and the Fund hereunder.

         The Manager and the Trust acknowledge that the Portfolio Manager and its officers, affiliates, and employees, and the Portfolio Manager's other clients, may at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Fund. The Portfolio Manager shall have no obligation to acquire for the Fund a position in any investment which the Portfolio Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the reasonable discretion of the Portfolio Manager, it is not feasible or desirable to acquire a position in such investment for the Fund.

         The Manager and the Trust acknowledge that the Portfolio Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from


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


the timing or nature of action taken by the Portfolio Manager with respect to the Fund. The Manager and the Trust acknowledge that the performance of the Fund may differ from the performance of other accounts or investment companies managed by the Portfolio Manager and that the Portfolio Manager is not expected to replicate the holdings or returns of any other account or fund that it manages.

         When the Portfolio Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Portfolio Manager recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Portfolio Manager nor any of its Trustees, officers or employees shall act as a principal or agent or receive any commission. If the Portfolio Manager provides any advice to its clients concerning the shares of the Fund or other funds of the Trust, the Portfolio Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Trust, the Fund or another fund of the Trust.

10. DURATION AND TERMINATION. This Agreement shall continue in effect with respect to the Fund for two years from the date set forth above and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or
(ii) by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund: (a) at any time without penalty (i) by the Manager, (ii) by the Trust upon the vote of a majority of the Trustees or (iii) by vote of the majority of the Fund's outstanding voting securities, each upon sixty (60) days' written notice to the Portfolio Manager; or (b) by the Portfolio Manager at any time without penalty, upon sixty (60) days' written notice to the Trust or the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

11. AMENDMENTS. Except as otherwise provided by applicable law or regulatory relief, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved, if such approval is required by applicable law, by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

12. PROXIES AND RIGHTS. Unless the Trust or the Manager gives written instructions to the contrary, the Portfolio Manager shall (a) vote all proxies solicited by or with respect to the


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issuers of securities in which the Assets are invested, using its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders, and (b) exercise all other rights attaching to or arising with respect to the Assets, subject to the Fund's investment objectives, policies and limitations as stated in its Registration Statement, directing the Custodian to make any required payment or settlement in connection therewith.

13. NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at 5701 Golden Hills Drive, Minneapolis, MN 55416, Attention: Chris Pinkerton, (2) to the Trust at 5701 Golden Hills Drive, Minneapolis, MN 55416, Attention: Jeffrey Kletti, with a copy to Monica Vickman at the same address, or (2) to the Portfolio Manager at 100 Mulberry Street, 2 Gateway Center, Newark, NJ 07102-4077, Attention: Glen Baptist, with a copy to Maureen Baker Fialcowitz at the same address.
14. MISCELLANEOUS.

a. This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

c. This Agreement constitutes the entire agreement between the parties with respect to the services contemplated hereunder and supercedes any prior oral or written agreements with respect to such services. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

d. Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Trust or the Fund.

e. The provisions of Section 1 above shall survive any expiration or termination of this Agreement and shall continue in effect as long as the Advisory Agreement remains in effect.

f. This Agreement may be executed in any number of counterparts, each of with shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.


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


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.




            USAllianz Variable Insurance Products Trust
            By       /s/ Christopher H. Pinkerton
            Title    President and Chairman

            Prudential Investment Management, Inc.
            By       /s/ James J. Sullivan
                     James J. Sullivan
            Title    Senior Managing Director

            USAllianz Advisers, LLC
            By       /s/ Jeffrey Kletti
                     SVP



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                                   SCHEDULE A


         Fees payable to the Portfolio Manager pursuant to Section 6 hereof shall be at the following annual rates for the Fund:


FUND                                           PERCENTAGE OF AVERAGE NET ASSETS

USAZ Money Market Fund                         0.25%





         The management fee shall be accrued and paid to the Portfolio Manager as provided in Section 6 of the Portfolio Management Agreement.





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





                              DISCLOSURE STATEMENT

To: USAllianz Advisers, LLC and USAllianz Variable Insurance Products Trust Name of agent making introduction: Prudential Investments LLC

Name of Investment Adviser: Prudential Investment Management, Inc.

--------------------------------------------------------------------------------

Prudential Investments LLC ("PI LLC") and Prudential Investment Management, Inc. ("PIM") have entered into an agreement pursuant to which PI LLC may contact USAllianz Advisers, LLC and USAllianz Variable Insurance Products Trust with respect to the procurement of investment advisory services offered by PIM. PI LLC and PIM are wholly owned subsidiaries of Prudential Financial, Inc.

PI LLC's services to PIM under the agreement consist solely of referral of USAllianz Advisers, LLC and USAllianz Variable Insurance Products Trust to PIM. PI LLC, under the agreement, is not authorized to act in any other way on behalf of PIM and is not authorized to enter into any investment advisory agreement on behalf of PIM with any person or organization. For its services to PIM, PI LLC may receive compensation based on the annual management fee paid to PIM by USAllianz Advisers, LLC and USAllianz Variable Insurance Products Trust.

ACKNOWLEDGEMENT OF RECEIPT: The undersigned hereby acknowledges receipt, on the date shown, from PI LLC of a copy of the Disclosure Statement (this document) and PIM's Disclosure Statement (Part II of the Form ADV).




          USAllianz Advisers, LLC         USAllianz Variable Insurance
                                          Products Trust

          /s/ Jeffrey Kletti              /s/ Christopher H. Pinkerton
          Signature                       Signature

          Jeffrey Kletti                  Christopher H. Pinkerton
          Name                            Name

          SVP                             President and Chairman
          Title                           Title

          11/19/02                        11/19/02
          Date                            Date



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